SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2004

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-02287 (Commission File Number)	95-1906306 (I.R.S. Employer Identification Number)

2300 Orchard Parkway, San Jose, California 95131-1017

(Address of principal executive offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5:	Other Events.

Effective February 23, 2004, Krish Prabhu resigned as Interim Chairman of the Board of Directors and as a director of Symmetricom in connection with his appointment as the new Chief Executive Officer of Tellabs, Inc. Effective immediately, Robert Clarkson will replace Dr. Prabhu as the Interim Chairman of the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2004	By:	/s/ Thomas W. Steipp

Thomas W. Steipp President and Chief Executive Officer

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